Exhibit 99.1

Keane Announces First Quarter 2018 Financial and Operational Results

HOUSTON, Texas (May 2, 2018) - Keane Group, Inc. ("Keane" or the "Company") today reported first quarter 2018 financial and operational results.

Results and Recent Highlights

•	Reported first quarter 2018 revenue of $513.0 million, compared to fourth quarter 2017 of $501.5 million

•	Realized first quarter 2018 net loss of $8.2 million, compared to fourth quarter 2017 net income of $43.9 million

•	Achieved first quarter 2018 Adjusted EBITDA of $91.3 million, compared to fourth quarter 2017 of $93.8 million

•	Reported annualized Adjusted Gross Profit per fleet of $17.0 million, compared to fourth quarter 2017 of $17.3 million

•	Remain at full utilization on all hydraulic frac fleets; averaged 26.0 deployed fleets during first quarter 2018

•	Updating delivery timing for newbuild frac fleet 27 to late-May, up from end of second quarter 2018

•	Entered into dedicated agreement for newbuild frac fleet 28 with expected delivery by end of second quarter 2018

First Quarter 2018 Financial Results

Revenue for the first quarter of 2018 totaled $513.0 million, an increase of 2% compared to revenue for the fourth quarter of 2017 of $501.5 million. Net loss per share for the first quarter of 2018 totaled $0.07, compared to net income per share for the fourth quarter of 2017 of $0.39. Excluding one-time items and other adjustments further discussed below, net income for the first quarter of 2018 was $21.1 million, compared to net income of $38.2 million for the fourth quarter of 2017.

Adjusted EBITDA for the first quarter of 2018 totaled $91.3 million, compared to $93.8 million for the fourth quarter of 2017. Adjusted Gross Profit for the first quarter of 2018 was $109.6 million, compared to $113.1 million for the fourth quarter of 2017.

Selling, general and administrative expenses for the first quarter of 2018 totaled $33.9 million, compared to $24.6 million for the fourth quarter of 2017. Excluding one-time items, selling, general and administrative expenses for the first quarter of 2018 totaled $17.8 million compared to $18.4 million for the fourth quarter of 2017.

“Keane executed exceptionally well in the face of first quarter transitory challenges, stemming from extreme winter weather in late 2017 and early 2018,” said James Stewart, Chairman and Chief Executive Officer of Keane. “These issues impacted work schedules early in the quarter, and drove stresses on the delivery of frac sand throughout the period. The first quarter exemplified the importance of our long-standing model of partnering with high-quality customers under dedicated agreements. This strategy, combined with our leading supply chain and supplier relationships, limited the impact to our customers and financials. With these transitory factors largely resolved, we are excited to continue on our growth trajectory, supported by our existing portfolio and newbuild expansion program.”

“Despite transitory headwinds, our team continued to execute, delivering first quarter revenue and annualized Adjusted Gross Profit per fleet in-line with the ranges we communicated in February,” said Greg Powell, President and Chief Financial Officer of Keane. “Efficiency and profitability improved as we exited the quarter, driven by the dissipation of transitory issues. Normalizing for transitory impacts, revenue totaled approximately $530 million and annualized Adjusted Gross Profit per fleet was approximately $18 million. Our focus on dedicated agreements, combined with the underlying strength of our results, establish our confidence for continued performance.”

Completion Services

Revenue for Completion Services totaled $507.5 million for the first quarter of 2018, an increase of 2% compared to the fourth quarter of 2017 of $495.5 million, driven by price increases from contract re-openers on a portion of our portfolio, offset by transitory factors including weather and supply chain challenges. Keane maintained full utilization, averaging 26.0 deployed hydraulic fracturing fleets for the first quarter of 2018, of which 76% were bundled with wireline. Adjusted Gross Profit in Completion Services totaled $110.4 million for the first quarter of 2018, compared to $112.6 million for the fourth quarter of 2017.

Annualized revenue per average deployed hydraulic fracturing fleet for the first quarter of 2018 was $78.1 million, compared to $76.2 million for the fourth quarter of 2017. Annualized Adjusted Gross Profit per fleet totaled $17.0 million, largely unchanged as compared to $17.3 million for the fourth quarter of 2017.

Other Services

Revenue in Other Services for the first quarter of 2018 totaled $5.6 million, compared to $6.0 million for the fourth quarter of 2017. Other Services revenue for the first quarter of 2018 solely reflects our cementing operations following the sale of our workover rig assets in November 2017. Excluding revenue associated with workover rigs, revenue in the fourth quarter of 2017 was $4.4 million.

First Quarter 2018 One-Time Items and Other Adjustments

Adjusted EBITDA for the first quarter of 2018 excludes $29.3 million of one-time items, driven by the final liability adjustment to our contingent value right (“CVR”) associated with the purchase price of our RockPile acquisition in July 2017, costs associated with our secondary equity offering completed in January, and non-cash stock compensation expense. Following the cash payment of the CVR in early April 2018, Keane has no further obligations under its CVR.

Balance Sheet and Capital

Total debt outstanding as of March 31, 2018 was $274.7 million, net of unamortized debt discounts and unamortized deferred charges and excluding capital lease obligations, compared to $275.1 million as of December 31, 2017. As of March 31, 2018, cash and equivalents totaled $95.5 million, compared to $96.1 million as of December 31, 2018.

Total available liquidity as of March 31, 2018 was approximately $301.9 million, which included availability under our asset-based credit facility. Total operating cash flow for the first quarter of 2018 was approximately $34.2 million. Capital expenditures totaled $48.3 million for the first quarter of 2018, driven by spending on our previously announced newbuild fleets, as well as maintenance capex.

Stock Repurchase Program Update

In February 2018, Keane announced that its board of directors has authorized a stock repurchase program of up to $100 million, subject to Securities and Exchange Commission regulations, stock market conditions and corporate working capital needs. Promptly following the programs authorization in late-February, Keane established a trading plan, and subject to customary blackout periods, the repurchase program became effective in the second quarter of 2018. As a result, at the end of the first quarter of 2018, Keane had full availability under the authorized amount. The program does not obligate Keane to purchase any particular number of shares of common stock during any period and the program may be modified or suspended at any time at the Company's discretion.

“We are focused on generating free cash flow and maintaining a conservative balance sheet,” said Greg Powell. “We are excited to have our repurchase program in place and given our expectation for further growth and profitability, remain committed to returning value to shareholders.”

Newbuild Update

Keane previously announced the order for 150,000 newbuild hydraulic horsepower, representing three additional hydraulic fracturing fleets. The first of its three newbuild hydraulic fracturing fleets and associated wireline equipment will be deployed in in the Marcellus / Utica basin in late-May 2018, earlier than our previous expectation of by the end of second quarter of 2018, increasing Keane’s total hydraulic fracturing fleets to 27.

Today, Keane is announcing that it has entered into a new dedicated agreement for the second of its three newbuild hydraulic fracturing fleets. The fleet and associated wireline equipment will be deployed in the Permian by the end of the second quarter of 2018, bringing Keane’s total hydraulic fracturing fleets to 28.

Dedicated agreements for Keane’s first two newbuild fleets reflect annualized Adjusted Gross Profit per fleet of greater than $20 million. Keane remains in active discussions with multiple customers for its third newbuild fleet and expects to enter into a dedicated agreement well in advance of its delivery by the end of third quarter of 2018.

Outlook

Total revenue is expected to increase to between $555 million and $575 million for the second quarter of 2018, driven by improvements in efficiency, price, and contribution from our first newbuild fleet in late-May. Annualized Adjusted Gross Profit per fleet is expected to exit the second quarter of 2018 at approximately $20 million dollars. Keane expects to maintain full utilization on its existing 26 hydraulic fracturing fleets throughout the quarter, and forecasts an increase to 27 active fleets upon the deployment of the first of its newbuild fleets in late-May 2018.

Keane expects to further ramp activity in its cementing business during the second quarter of 2018 and the remainder of the year. By the end of 2018, Keane continues to expect run-rate revenue of between $70 million and $90 million on margins of between 20% and 25%.

“Completions services fundamentals remain attractive, and we expect further growth from higher pricing and improved efficiency,” said Greg Powell. “We continue to execute on our growth initiatives, including the successful addition of newbuild fleets under dedicated agreements. Our exit-rate performance during the first quarter establishes our confidence in achieving cash flow growth and improved profitability going forward.”

Conference Call

On Thursday, May 3, 2018, Keane will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss Keane’s first quarter 2018 results. Hosting the call will be James Stewart, Chairman and Chief Executive Officer and Greg Powell, President and Chief Financial Officer. The call can be accessed live over the telephone by dialing (877) 407-9208, or for international callers, (201) 493-6784. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The passcode for the replay is 13678352. The replay will be available until May 17, 2018.

About Keane Group, Inc.

Headquartered in Houston, Texas, Keane is one of the largest pure-play providers of integrated well completion services in the U.S., with a focus on complex, technically demanding completion solutions. Keane's primary service offerings include horizontal and vertical fracturing, wireline perforation and logging, engineered solutions and cementing, as well as other value-added service offerings.

Definitions of Non-GAAP Financial Measures and Other Items

Keane has included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted EBITDA and Adjusted Gross Profit and ratios based on these financial measures. These measurements provide supplemental information which Keane believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing Keane’s ongoing operating performance, and thereby facilitate review of Keane’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to Keane’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, Keane believes Adjusted EBITDA and Adjusted Gross Profit provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies.

Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as Adjusted EBITDA, further adjusted to eliminate the impact of all activities in the Corporate segment, such as selling, general and administrative expenses, along with cost of services that management does not consider in assessing ongoing performance.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this press release that are not historical statements, including statements regarding the Company’s plans, objectives, future opportunities for the Company’s services, future financial performance and operating results and any other statements regarding Keane's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond Keane's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to the operations of Keane; the effects of the business combination of Keane and RockPile, including the combined Company’s future financial condition, results of operations, strategy and plans; potential adverse reactions or changes to business relationships resulting from the completion of the RockPile transaction; expected synergies and other benefits from the transaction and the ability of Keane to realize such synergies and other benefits; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for Keane's services and their associated effect on rates, utilization, margins and planned capital expenditures; global economic conditions; excess availability of pressure pumping equipment, including as a result of low commodity prices, reactivation or construction; liabilities from operations; weather; decline in, and ability to realize, backlog; equipment specialization and new technologies; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in Keane's Securities and Exchange Commission (“SEC”) filings, including the most recently filed Forms 10-Q and 10-K. Keane's filings may be obtained by contacting Keane or the SEC or through Keane's website at http://www.keanegrp.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. Keane undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 893-3602

Marc Silverberg, ICR
marc.silverberg@icrinc.com

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended December 31,
	2018	2017	2017
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$513,016	$240,153	$501,490
Operating costs and expenses:
Cost of services	403,408	223,992	389,096
Depreciation and amortization	60,051	30,373	49,964
Selling, general and administrative expenses	33,884	17,988	24,611
(Gain) loss on disposal of assets	769	(436)	(2,418)
Total operating costs and expenses	498,112	271,917	461,253
Operating income (loss)	14,904	(31,764)	40,237
Other income (expenses):
Other income (expense), net	(12,989)	4	9,316
Interest expense	(6,990)	(40,361)	(7,318)
Total other income (expenses)	(19,979)	(40,357)	1,998
Income (loss) before income taxes	(5,075)	(72,121)	42,235
Income tax benefit (expense)	(3,168)	(134)	1,712
Net income (loss)	(8,243)	(72,255)	43,947
Other comprehensive income (loss):
Foreign currency translation adjustments	(34)	13	(12)
Hedging activities	2,211	11	785
Total comprehensive income (loss)	$(6,066)	$(72,231)	$44,720

Net income (loss) per share, basic	$(0.07)	$(0.73)	$0.39
Weighted average shares, basic	112,086	98,827	111,707

KEANE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

ASSETS	March 31,	December 31,
	2018	2017
	(Unaudited)	(Audited)
Current Assets:
Cash and cash equivalents	$95,488	$96,120
Accounts receivable	244,875	238,018
Inventories, net	37,787	33,437
Prepaid and other current assets	11,656	8,519
Total current assets	389,806	376,094
Property and equipment, net	458,391	468,000
Goodwill	134,536	134,967
Intangible assets	55,630	57,280
Other noncurrent assets	8,446	6,775
Total Assets	$1,046,809	$1,043,116
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$134,994	$92,348
Accrued expenses	104,494	135,175
Customer contract liabilities	3,850	5,000
Current maturities of capital lease obligations	3,353	3,097
Current maturities of long-term debt	1,310	1,339
Stock based compensation - current	4,281	4,281
Other current liabilities	876	914
Total current liabilities	253,158	242,154
Capital lease obligations, less current maturities	4,565	4,796
Long-term debt, net(1) less current maturities	273,400	273,715
Stock based compensation – non-current	—	4,281
Other non-current liabilities	4,716	5,078
Total non-current liabilities	282,681	287,870
Total liabilities	535,839	530,024
Shareholders’ equity:
Stockholders’ equity	546,207	542,192
Retained (deficit)	(35,615)	(27,372)
Accumulated other comprehensive (loss)	378	(1,728)
Total shareholders’ equity	510,970	513,092
Total liabilities and shareholders’ equity	$1,046,809	$1,043,116

(1)	Net of unamortized deferred financing costs and unamortized debt discounts.

KEANE GROUP, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands, except for non-financial statistics)

	Three Months Ended March 31,		Three Months Ended December 31,
	2018	2017	2017
Completion Services:
Revenues	$507,451	$240,153	$495,519
Cost of services	397,064	223,992	382,880
Gross profit	110,387	16,161	112,639
Depreciation, amortization and administrative expenses, and impairment	55,180	26,598	44,711
Operating income (loss)	$54,265	$(8,325)	$65,885

Average hydraulic fracturing fleets deployed	26.0	15.5	26.0
Average hydraulic fracturing fleet utilization	100%	67%	100%
Wireline - fracturing fleet bundling percentages	76%	58%	78%
Average annualized revenue per fleet deployed	$78,069	$61,975	$76,234
Average annualized adjusted gross profit per fleet deployed	$16,983	$6,278	$17,316
Adjusted gross profit	$110,387	$24,326	$112,554

Other Services (1):
Revenues	$5,565	$—	$5,971
Cost of services	6,344	—	6,216
Gross profit (loss)	(779)	—	(245)
Depreciation, amortization and administrative expenses, and impairment	1,398	1,483	1,434
Operating income (loss)	(2,177)	(1,702)	1,697
Adjusted gross profit (loss)	$(779)	$—	$548

(1)
Other Services segment includes the cementing division. The company's workover rigs were sold during the third and fourth quarters of 2017. The company's coiled tubing assets were sold during the fourth quarter of 2017. Following these asset sales, Other Services segment exclusively reflects the cementing division.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31, 2018
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$54,265	$(2,177)	$(60,331)	$(8,243)
Interest expense, net	—	—	6,990	6,990
Income tax expense	—	—	3,168	3,168
Depreciation and amortization	55,180	1,398	3,473	60,051
EBITDA	$109,445	$(779)	$(46,700)	$61,966
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	13,254	13,254
Offering-related expenses (2)	—	—	12,969	12,969
Non-cash stock compensation (3)	—	—	3,073	3,073
Adjusted EBITDA	$109,445	$(779)	$(17,404)	$91,262
Selling, general and administrative	—	—	33,884	33,884
(Gain) loss on disposal of assets	942	—	(173)	769
Other expense	—	—	12,989	12,989
Less Management Adjustments not associated with cost of services	—	—	(29,296)	(29,296)
Adjusted gross profit	$110,387	$(779)	$—	$109,608

(1) Represents adjustment to the CVR liability based on the final agreed-upon settlement.
(2) Represents primarily professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses, as Keane did not receive any proceeds in the offering to offset the expenses.
(3) Represents non-cash amortization of equity awards issued under Keane Group, Inc.’s Equity and Incentive Award Plan (the “Equity Plan”). According to the Equity Plan, the Compensation Committee of the Board of Directors can approve awards in the form of restricted stock, restricted stock units, and/or other deferred compensation. Consistent with prior policy, amortization of awards is made ratably over the vesting periods, beginning with the grant date, based on the total fair value determined on grant date and recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$65,885	$1,697	$(23,635)	$43,947
Interest expense, net	—	—	7,318	7,318
Income tax benefit	—	—	(1,712)	(1,712)
Depreciation and amortization	44,711	1,434	3,819	49,964
EBITDA	$110,596	$3,131	$(14,210)	$99,517
Plus Management Adjustments:
Acquisition, integration and expansion (1)	(86)	(3,377)	(8,889)	(12,352)
Offering-related expenses (2)	—	—	1,184	1,184
Commissioning costs	—	794	—	794
Non-cash stock compensation (3)	—	—	3,244	3,244
Other (4)	—	—	1,444	1,444
Adjusted EBITDA	$110,510	$548	$(17,227)	$93,831
Selling, general and administrative	—	—	24,611	24,611
(Gain) loss on disposal of assets	2,044	(3,377)	(1,085)	(2,418)
Other income	—	—	(9,316)	(9,316)
Less Management Adjustments not associated with cost of services	—	3,377	3,017	6,394
Adjusted gross profit	$112,554	$548	$—	$113,102

(1) Corporate and Other segment represents adjustment to the CVR liability, insurance recoveries associated with the acquisition of a majority of the U.S. assets and assumed certain liabilities of Trican Well Service, L.P. (the "Acquired Trican Operations"), lease termination costs and other expenses associated with organic growth initiatives. Completion Services and Other Services segment represents gain on the sale of coiled tubing assets.
(2) Represents a portion of professional fees and other miscellaneous expenses to consummate the secondary common stock offering completed in January 2018. These expenses were recorded in selling, general and administrative expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents contingency accruals related to certain litigation claims. These costs were recorded in selling, general and administrative expenses.

KEANE GROUP, INC. AND SUBSIDIARIES
NON-U.S. GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended March 31, 2017
	Completion Services	Other Services	Corporate and Other	Total
Net Income (loss)	$(8,325)	$(1,702)	$(62,228)	$(72,255)
Interest expense, net	—	—	40,361	40,361
Income tax expense	—	—	134	134
Depreciation and amortization	26,598	1,483	2,292	30,373
EBITDA	$18,273	$(219)	$(19,441)	$(1,387)
Plus Management Adjustments:
Acquisition, integration and expansion (1)	—	—	980	980
Offering-related expenses (2)	1,266	—	4,409	5,675
Commissioning costs	6,899	—	197	7,096
Non-cash stock compensation (3)	—	—	1,138	1,138
Others (4)	—	—	(409)	(409)
Adjusted EBITDA	$26,438	$(219)	$(13,126)	$13,093
Selling, general and administrative	—	—	17,988	17,988
(Gain) loss on disposal of assets	(2,112)	219	1,457	(436)
Other income	—	—	(4)	(4)
Less Management Adjustments not associated with cost of services	—	—	(6,315)	(6,315)
Adjusted gross profit	$24,326	$—	$—	$24,326

(1) Represents professional fees, integration costs, lease termination costs, severance, start-up and other costs associated with our acquisition and integration of assets and liabilities relating to the Acquired Trican Operations, organic growth initiatives and costs associated with the wind-down of our Canadian operations. These costs were recorded in selling, general and administrative expenses.
(2) Represents fees and other miscellaneous expenses required to carry out the reporting, prior years' audits and organizational (legal entities) restructuring to ready the Company for its initial public offering and the eventual consummation of the offering. These expenses were recorded in selling, general and administrative expenses.
(3) Represents non-cash amortization of equity awards issued under the Equity Plan, which is recorded in selling, general and administrative expenses.
(4) Represents net (gain) loss on disposals of assets, which is recorded in (gain) loss on disposal of assets.